Exhibit 21.1

Subsidiaries of the Registrant

RCC Real Estate, Inc., a Delaware corporation
Resource Real Estate Funding 2007-1 CDO Investor, LLC, a Delaware limited liability company
Resource Real Estate Funding CDO 2007-1 Ltd. , a Cayman Island company
Resource Real Estate Funding CDO 2007-1, LLC, a Delaware limited liability company
Resource Real Estate Funding 2006-1 CDO Investor, LLC, a Delaware limited liability company
Resource Real Estate Funding CDO 2006-1 Ltd. , a Cayman Island company
Resource Real Estate Funding CDO 2006-1, LLC, a Delaware limited liability company
RCC Real Estate SPE, LLC, a Delaware limited liability company
RCC Real Estate SPE 2, LLC, a Delaware limited liability company
RCC Real Estate SPE 3, LLC, a Delaware limited liability company
RCC Real Estate Trophy Properties XV, LLC, a Delaware limited liability company
Resource TRS, Inc., a Delaware corporation
RCC Commercial, Inc., a Delaware corporation
Apidos Cinco CDO, Ltd (“TRS”), a Cayman Island company
Apidos CDO I, Ltd. (“TRS”) a Cayman Island company
Apidos CDO III, Ltd., (“TRS”) a Cayman Island company
RCC Real Estate Acquisitions SPE, LLC, a Delaware limited liability company
Resource Capital Trust I
RCC Trust II